EXHIBIT 21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES

                                                   Date of                  Current
                                      Site of      Acquisition/       Principal Business
100% OWNED SUBSIDIARIES            Incorporation   Formation               Activity
------------------------------------- -------------- ----------- ------------------------------

Arlington Hospitality Corp.             Virginia        1997              Hotel Owner
Auburn Hills Hotel Corporation          Maryland        1994              Hotel Owner
Auburn Hills Land Corp.                 Maryland        1997              Land Owner
Avenel Executive Park Phase II, LLC     Maryland        2000         Real Estate Investor
Boca Raton East Hospitality Corp.        Florida        1998              Hotel Owner
Boca Raton West Hospitality Corp.        Florida        1998              Hotel Owner
Cascades Hospitality Corporation        Virginia        1999              Hotel Owner
Chain Bridge Hospitality Corporation    Virginia        1999              Hotel Owner
Circle 75 East Hospitality Corp.         Georgia        2000               Inactive
Circle 75 Hospitality Corp.              Georgia        1999               Inactive
Commerce Center Development Corp.        Florida        1980           Office Bldg Owner
Commerce Center Holdings LLC             Florida        2000              Land Owner
Crystal City Hospitality Corp.          Virginia        1989              Hotel Owner
Dallas San Simeon Incorporated            Texas         1993               Inactive
Dearborn, L.L.C.                        Delaware        1992              Land Owner
Dulles Airport Hotel Corporation        Virginia        1986               Inactive
Dulles Hospitality Corp.                Virginia        1997              Hotel Owner
Dulles North Holdings Corp.             Virginia        2000              Land Owner
Dulles North Four, Corp.                Virginia        1999           Office Bldg Owner
Dulles North Five, Corp.                Virginia        1999           Office Bldg Owner
Dulles North Six, Corp.                 Virginia        2000           Office Bldg Owner
Dulles North Seven Corp.                Virginia        2000               Inactive
Dulles North Office Park II
 Corporation                            Virginia        1998           Offie Bldg Owner
Ft. Lauderdale Hotel Corp.               Florida        1998              Hotel Owner
Gaithersburg Hospitality Corp.          Maryland        1998              Hotel Owner
Herndon Hotel Corporation               Virginia        1996              Hotel Owner
I-95 Yamato Condominium
 Association, Inc                        Florida        1998              Condominium
LT One Corp.                            Virginia        1999           Office Bldg Owner
LT Two LLC                              Virginia        2001           Office Bldg Owner
Metairie Office Tower, Inc. (a)         Louisiana       1995           Office Bldg Owner
MHC Airport Inn, Inc. (b)               New York     1980/1976          Hotel Operator
MHC Corporation                         Maryland     1980/1974          Hotel Operator
NVA Development Corporation             Virginia        1984           Office Bldg Owner
Peachtree/Northeast Corp.                Georgia        1979              Land Owner
Pueblo Hotel Corp.                      Colorado        1985              Hotel Owner
Rochester Airport Hotel Corporation     New York        1986               Inactive
Sharonville Hotel Corporation             Ohio          1986              Hotel Owner
Sterling Hotel Corp.                    Virginia        1997              Hotel Owner
Sterling North Hospitality Corp.        Virginia        1999               Inactive
Sweitzer Lane LLC                       Maryland        2000           Office Bldg Owner
Tysons Park, Inc.                       Virginia        1999           Office Bldg Owner
Tysons Park II, Inc.                    Virginia        2000               Inactive
900 Corporation                          Georgia        1981           Office Bldg Owner
1000 Corporation                         Georgia        2000           Office Bldg Owner
1100 Corporation                         Georgia        1979           Office Bldg Owner

(a)  Subsidiary of Dearborn, L.L.C.
(b)  Subsidiary of MHC Corporation

EXHIBIT  21
B. F. SAUL REAL ESTATE INVESTMENT TRUST
LIST OF SUBSIDIARIES (Continued)

                                                                      CURRENT
                                                          DATE OF    PRINCIPAL
                                           SITE OF     ACQUISITION/  BUSINESS
NAME                              NOTE  INCORPORATION    FORMATION   ACTIVITY
--------------------------------- ----  -------------    ---------   --------

80% OWNED SUBSIDIARIES:

ASB Capital Management, Inc.       (A)    Maryland         2000     Investment
                                                                      Adviser

Ashburn Village Development        (C)    Maryland          1991    Real Estate
Corporation                                                         Owned (REO)

Bailey's Corporation               (C)    Maryland          1993     Inactive
(sold property 11/95)

Balmoral Golf Corporation          (D)    Maryland          1992     Inactive

Bondy Way Development              (C)    Maryland          1990        REO
Corporation

Brambleton Land Corporation        (C)    Maryland          1977     Inactive
(sold property 3/99)

Brooke Manor Land Corporation      (C)    Maryland          1990     Inactive
(sold property 8/96)

B.F. Saul Mortgage Company         (B)    Maryland          1984    Residential
                                                                       Loan
                                                                    Origination

CCRE, Inc.                         (E)    Maryland          1984     Inactive

Cherrytree Corporation             (C)    Maryland          1993     Inactive
(sold property 11/97)

Chevy Chase Asset Management       (B)    Virginia         2000       Holding
Corporation                                                           Company

Chevy Chase Financial              (B)    Virginia         1996       Holding
Services Corporation                                                  Company

Chevy Chase Insurance Agency,      (F)    Maryland       1985/1971   Insurance
Inc. ("CCIA")                                                         Agency

Chevy Chase Mortgage Company       (G)    Maryland          1972     Inactive

Chevy Chase Mortgage Company       (B)    Virginia          1996     Inactive
of Virginia

Chevy Chase Preferred Capital      (B)    Maryland         1996     Real Estate
Corporation                                                         Investment
                                                                       Trust

Chevy Chase Real Estate            (B)    Virginia         1996       Holding
Corporation                                                           Company

Chevy Chase Securities, Inc.       (F)    Maryland         1984     Securities
("CCS")

Chevy Chase Trust Company          (B)    Maryland         2000      Fiduciary
                                                                     Services

CFC-Consumer Finance Corporation   (B)    Virginia         1994    Consumer Loan
                                                                    Origination

Duvall Village Corporation         (C)    Maryland         1992      Inactive
(sold property 12/97)

First Balmoral Corporation         (C)    Maryland         1991         REO

Great Seneca Development           (C)    Maryland         1991         REO
Corporation

Hamlets at Brambleton, Inc.        (I)    Virginia         1997         REO

Inglewood Corporation              (C)    Maryland         1990      Inactive
(sold property 11/95)

Manor Holding Corporation          (B)    Virginia         1996       Holding
                                                                      Company

Manor Investment Company           (H)    Maryland         1971     Real Estate
                                                                    Ownership/
                                                                    Development

Marbury I Corporation              (C)    Maryland         1991      Inactive
(sold property 1/00)

Marbury II Corporation             (C)    Maryland         1991      Inactive
(sold property 9/99)

NML Corporation                    (C)    Maryland         1992         REO

North Ode Street Development       (E)    Maryland         1981     Real Estate
Corporation                                                          Finance/
                                                                    Development

Oak Den, Inc. (sold remaining      (C)    Maryland         1991      Inactive
lots 10/94)

Old Chapel Corporation             (C)    Maryland         1992         REO

Presley Corporation                (C)    Maryland         1993      Inactive
(sold property 5/94)

Primrose Development               (C)    Maryland         1990         REO
Corporation

Ridgeview Centre Corporation       (C)    Maryland         1992      Inactive
(sold property 3/99)

Ronam Corporation                  (C)    Maryland         1986     Real Estate
                                                                     Finance/
                                                                    Development

Sully Park Corporation             (C)    Maryland         1990      Inactive
(sold property 6/96)

Sully Station Corporation          (C)    Maryland          1990     Inactive
(sold property 9/97)

Sycolin-Leesburg Corporation       (C)    Maryland         1992         REO

Terminal Drive Properties, L.L.C.  (C)    Maryland         1991         REO

------------------

(A) Subsidiary of Chevy Chase Asset Management Corporation
(B) Subsidiary of Chevy Chase Bank, F.S.B.
(C) Subsidiary of Chevy Chase Real Estate Corporation
(D) Subsidiary of First Balmoral Corporation
(E) Subsidiary of Manor Investment Company
(F) Subsidiary of Chevy Chase Financial Services Corporation
(G) Subsidiary of Chevy Chase Mortgage Company of Virginia
(H) Subsidiary of Manor Holding Corporation
(I) Subsidiary of Brambleton Land Corporation